November 30, 2017

Jeffrey Solomon
via personal delivery by hand

Dear Jeff:

This letter amendment (this “2017 Amendment”) sets forth the mutual agreement between you and Cowen Inc. (the “Company”) to amend your employment agreement, dated May 31, 2012 (your “Employment Agreement”). Specifically, effective on the earlier of: (i) January 1, 2018; or (ii) the effective date of the resignation of the Company’s Chief Executive Officer, your Employment Agreement is amended as follows:

•	References to “Cowen Group, Inc.” are changed to “Cowen Inc.”

•	In Section 1(y) and Section 3(a), the title “Chief Executive Officer of Cowen and Company, LLC” is changed to “Chief Executive Officer of Cowen Inc.”

•	In Section 1(y), subsection (iv) is replaced with the following: “(iv) any change in Executive’s reporting relationship such that he no longer reports directly to the Board”.

•	In Section 3(a), the last sentence is replaced with the following: “Executive shall report directly to the Board.”

This 2017 Amendment does not amend any other terms of your Employment Agreement, which remain in full force and effective. You acknowledge that this 2017 Amendment does not entitle you to terminate your employment for Good Reason under your Employment Agreement. Please sign below to indicate your acceptance of this 2017 Amendment.

Sincerely,

Cowen Inc.

By: /s/ Jane Gerhard Jane Gerhard Head of Human Resources

AGREED AND ACCEPTED:

Signed:     /s/ Jeffrey Solomon            November 30, 2017
Jeffrey Solomon         Date

Cowen Inc.
599 Lexington Avenue, 20th Floor
New York, NY 10022
T 646 562 1010
www.cowen.com